 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2023

KATAPULT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39116	81-4424170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5204 Tennyson Parkway, Suite 500 Plano, TX	75024
(Address of principal executive offices)	(Zip Code)

(833) 528-2785
(Registrant’s telephone number, including area code:)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	KPLT	The Nasdaq Stock Market LLC
Redeemable Warrants	KPLTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 7, 2021, Katapult Holdings, Inc. (the “Company”), then operating under the name FinServ Acquisition Corp. (“FinServ”), held a virtual special meeting (the “Special Meeting”) to approve certain matters relating to its proposed business combination transaction (the "Business Combination") with the entity formerly known as Katapult Holdings, Inc. (formerly known as Cognical Holdings, Inc.), a Delaware corporation. One of these matters was a proposal to amend and restate FinServ’s certificate of incorporation (the “Charter Amendment Proposal”).

At the Special Meeting, FinServ’s stockholders approved all proposals relating to the Business Combination, including the Charter Amendment Proposal, which was approved by a majority of the outstanding shares of Class A common stock and Class B common stock, voting as a single class. On June 9, 2021, the parties closed the Business Combination and the Company’s certificate of incorporation, as amended to give effect to the Charter Amendment Proposal (the “New Charter”), became effective.

Due in part to a recent ruling by the Delaware Court of Chancery, there is uncertainty as to whether Section 242(b)(2) of the Delaware General Corporation Law (the “DGCL”) would have required the Charter Amendment Proposal to obtain separate votes of the Class A common stock and Class B common stock.

The Company has been proceeding with the understanding that the Charter Amendment Proposal and the New Charter are valid, including by issuing securities in reliance thereon. In light of this recent ruling, however, the Company filed a petition in the Delaware Court of Chancery pursuant to Section 205 of the DGCL on February [10], 2023 seeking (i) the validation of the stockholder vote approving the Charter Amendment Proposal and (ii) the validation and declaration of effectiveness of (a) the New Charter (including its filing and effectiveness, in each case as of June 9, 2021) and (b) the securities issued or to be issued in reliance on the approval of the Charter Amendment Proposal and/or the validity of the New Charter, as of the respective dates of their issuance. A copy of the petition in the form filed with the Delaware Court of Chancery is available at ir.katapultholdings.com. Section 205 of the DGCL permits the Delaware Court of Chancery, in its discretion, to ratify and validate potentially defective corporate acts after considering a variety of factors.

If the Company is not successful in the Section 205 proceeding, the uncertainty with respect to its capitalization resulting from the Delaware Court of Chancery’s ruling referenced above could have a material adverse impact on the Company, including on its ability to issue stock-based compensation to its employees, directors and officers or complete equity or debt financing transactions until the underlying issues are definitively resolved. The Company believes that the persistence of such uncertainty could also cast doubt on the validity of future stockholder votes and impair its ability to pursue strategic combinations and attract and retain employees.

The information that may be obtained solely through the websites referenced in this report is not incorporated by reference herein.

Forward-Looking Statements

Certain statements included in this Current Report that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “anticipate,” “assume” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “should,” “will,” “would,” or the negative of these terms or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters.

These forward-looking statements include, but are not limited to, statements regarding the outcome or the timing of the Section 205 proceeding described above, which is subject to uncertainties inherent in the litigation process and may not be resolved timely, or at all, or regarding the consequences if the Company is unsuccessful in the Section 205 proceeding and the effects of persistent uncertainty on the Company’s operations.

Additional risks and uncertainties that could affect the Company’s financial results are included under the captions “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2022 and the caption “Risk Factors” in its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022, June 30, 2022 and September 30, 2022, in each case filed with the SEC, as well as its other filings with the SEC, copies of which are available on the Company’s website at ir.katapultholdings.com, and on the SEC’s website at www.sec.gov. All forward-looking statements in this report are based on information available to us as of the date hereof, and the Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 10, 2023	/s/ Orlando Zayas
		Name:	Orlando Zayas
		Title:	Chief Executive Officer